Exhibit 10.1

AMENDMENT NO. 2 TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of January 13, 2023, by and among BioVie Inc., a Nevada corporation (“Buyer”), Acuitas Group Holdings, LLC, a California limited liability company (as successor to NeurMedix, Inc., a Delaware corporation) (“Seller”), and Acuitas Group Holdings, LLC, a California limited liability company (“Guarantor”), solely for purposes of Section 10.16 of the Agreement (as defined below). Buyer, Seller and the Guarantor may be referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

WHEREAS, the Parties entered into that certain Asset Purchase Agreement, dated as of April 27, 2021, and Amendment No. 1 thereto, dated as of May 9, 2021 (as amended, the “Agreement”), pursuant to which Seller sold, transferred and assigned to Buyer, and Buyer purchased from Seller, the Acquired Assets on June 10, 2021, upon the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, pursuant to Section 10.10 of the Agreement, any provision of the Agreement may be amended by an instrument in writing signed on behalf of each of the Parties; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.1               Undefined Terms. Any undefined capitalized terms used in this Amendment have the meanings ascribed to such terms in the Agreement.

1.2               Amendment with Respect to the Contingent Stock Consideration.

(a) Section 1.5(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) Buyer shall issue the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to each of Milestones A, B and C in the table set forth in this Section 1.5(b) to the Seller Successor within five (5) Business Days following the occurrence of the applicable Milestone, and Buyer shall issue the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to Milestone D in the table set forth in this Section 1.5(b) within five (5) Business Days following the filing of Buyer’s Annual Report on Form 10-K for the applicable fiscal year in which Milestone D is satisfied. Notwithstanding the foregoing, if, following the issuance by Buyer of the shares of Buyer Common Stock constituting the Contingent Stock Consideration following the achievement of a Milestone, the total ownership of the Seller Successor and its Affiliates of shares of Buyer Common Stock would exceed 87.5% of the Buyer Outstanding Shares, Buyer shall reduce the number of shares of Buyer Common Stock issuable upon achievement of the applicable Milestone such that, following issuance of the applicable shares of Buyer Common Stock, the Seller Successor and its Affiliates would own 87.5% of the Buyer Outstanding Shares. For purposes of this Section 1.5(b)(ii), in calculating the percentage of the Buyer Outstanding Shares owned (or to be owned) by the Seller Successor and its Affiliates, (A) any shares of Buyer Common Stock Transferred by the Seller Successor or its Affiliates to a Third Party after the date of this Agreement (other than any shares of Buyer Common Stock so Transferred that originally were Subsequently Purchased Shares) shall be included in both the numerator and denominator of such calculation and (B) any Subsequently Purchased Shares shall be excluded from the numerator and denominator of such calculation.”

(b) Section 9.1 of the Agreement is hereby amended to include the following defined term:

“Subsequently Acquired Shares” means any shares of Buyer Common Stock purchased by the Seller Successor or any of its Affiliates directly from Buyer after the Closing Date in a transaction approved by the Board of Directors of Buyer or a committee thereof (including, for the avoidance of doubt, any shares of Buyer Common Stock purchased by the Seller Successor or any of its Affiliates pursuant to the exercise of any warrants to purchase shares of Buyer Common Stock issued to the Seller Successor or any of its Affiliates in connection with any such transaction).

1.3               No additional Changes. Except as specifically set forth in this Amendment, the terms and provisions of the Agreement shall remain unmodified. From and after the date of this Amendment, all references to the Agreement shall mean the original Agreement as previously amended and as further amended by this Amendment.

1.4               Counterparts; Facsimile Signatures. This Amendment may be executed in multiple counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For purposes of this Amendment, facsimile signatures shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Asset Purchase Agreement as of the day and year first written above.

BioVie Inc.

By: /s/Cuong Do

Name: Cuong Do

Title: Chief Executive Officer

Acuitas Group Holdings, LLC,

(as successor to NeurMedix, Inc.)

By: /s/Terren Peizer

Name: Terren Peizer

Title: Managing Member

Acuitas Group Holdings, LLC, solely for purposes of Section 10.16 of the Agreement

By: /s/Terren Peizer

Name: Terren Peizer

Title: Managing Member

[Signature page to Amendment No. 2 to Asset Purchase Agreement]